Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE August 3, 2004
Contact: Jeffrey L. Rutherford Sr. Vice President & Chief Financial Officer LESCO, Inc. (440) 783-9250

LESCO TO RELOCATE CORPORATE HEADQUARTERS
TO DOWNTOWN CLEVELAND

CLEVELAND, Ohio – August 3, 2004 – LESCO, Inc. (NASDAQ: LSCO), a leading provider of products for the professional green and pest control industries, today announced that it has reached agreements to relocate its corporate headquarters from its current approximately 94,000 square foot facility in Strongsville, Ohio to an approximately 40,000 square foot facility in downtown Cleveland. The term of the Company’s new lease will be five years, and the Company expects to complete the move by mid-November. A division of a public company (the Assignee) will assume the remaining 11 years of LESCO’s current lease at the Strongsville location, subject to landlord approval.

Relocation costs are estimated at approximately $7.5 million, including $4.8 million in tenant and landlord inducements, and $2.7 million in broker commissions, legal fees, letter of credit costs, move costs and fixed-asset write offs. The charges will be recorded in the Company’s third and fourth quarter operating results. Beginning in 2005, the financial effect of the relocation will be accretive to earnings on an annual pre-tax basis by over $1.0 million.

LESCO will guarantee the Assignee’s performance under the Strongsville lease. The Assignee will be obligated to secure a $4.4 million letter of credit backing its performance under the lease, with LESCO making $100,000 in annual payments to the Assignee to defray the cost of the letter of credit.

“The expenses associated with the excess space of the Strongsville facility made the move necessary,” stated Michael P. DiMino, President and Chief Executive Officer. “Additionally, we will enjoy greater financial flexibility by reducing our contractual lease term by six years.”

Conference Call

The Company will host a conference call and webcast with investors, analysts and other interested parties today at 4:30 PM (Eastern). The live call can be accessed by dialing 1-800-884-5695, passcode 56171987. Participants should allow at least fifteen minutes prior to the commencement of the call to register. The conference call will include a question and answer session.

Additionally, a live webcast will be available to interested parties at www.lesco.com. Participants should allow at least fifteen minutes prior to the commencement of the call to register, download and install necessary audio software. Questions can be submitted either in advance or during the webcast via email

Exhibit 99.1

to ir@lesco.com or through the Company’s corporate web site where a link will be provided on the “Home” page.

LESCO’s culture demands the highest of ethical standards and accountability manifested in full and fair financial disclosure to our shareholders. LESCO management encourages the participation of our shareholders and other interested parties in our conference calls and live webcasts. For those who cannot participate in the conference call or the live webcast, a replay will be available beginning approximately one hour after the conclusion of the event on LESCO’s web site.

About LESCO, Inc.

LESCO serves more than 130,000 customers worldwide, through 273 LESCO Service Centers®, 72 LESCO Stores-on-Wheels®, and other direct sales efforts, all of which are serviced by the support of eight distribution hubs. Additional information about LESCO can be found on the Internet at www.lesco.com.

Statements in this news release regarding the timing of the Company’s relocation of its corporate headquarters and the related estimated costs are forward-looking statements and, as such, reflect only the Company’s best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainties that actual results may differ materially from such statements and that investors should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those projected or implied in the forward-looking statements include, but are not limited to, the final approval of the assigned agreements by the Company’s current landlord of its Strongsville location; timing in which the actual relocation occurs; and actual expenses incurred exceeding the current estimates developed by management.

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